SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS,
Accession No. 0000880268-17-000032, an
amendment to the registration statement of American Century International Bond Funds, was filed with the Securities and Exchange
Commission. This amendment registered the following new classes, all of which were effective April 10, 2017, and describes the characteristics of the new classes.

	Emerging Markets Debt Fund
		I Class
		Y Class

	Global Bond Fund
		I Class
		Y Class
		T Class

	International Bond Fund
		I Class
		Y Class


(2)	Effective April 10, 2017 the following
classes were renamed.

	Emerging Markets Debt Fund
		Institutional Class renamed
R5 Class

	Global Bond Fund
		Institutional Class renamed
R5 Class

	International Bond Fund
		Institutional Class renamed
R5 Class